Exhibit 3(d)2
                                    DOMESTIC
                              BUSINESS CORPORATION

                                 STATE OF MAINE

                              ARTICLES OF AMENDMENT
                     (Shareholders Voting as Separate Class)

                                       OF

                               GULF POWER COMPANY
                              (Name of Corporation)


Pursuant to 13-A MRSA ss.ss.805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST: As set out in detail in "THIRD", one or more classes of shares of the corporation were entitled to vote as a separate class on the following amendment of its articles of incorporation set forth in Exhibit A attached hereto

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on (date) December 10, 1998. ("X" one box only)

   |X| at a meeting legally called and held OR |_| by unanimous written consent

THIRD: On said date, the number of shares of each class outstanding and entitled to vote on said amendment (whether or not entitled to vote as a separate class), the manner in which each such class was entitled to vote (whether or not as a separate class), and the number of shares voted for and against said amendment, respectively, were as follows:


    Designation of              Manner              No. of Shares
      Each Class               In Which              Outstanding               NUMBER                 NUMBER
   However Entitled            Entitled             And Entitled               Voted                   Voted
        To Vote                 To Vote               To Vote                   For                   Against

Common Stock             As a Class                     992,717               992,717                        0
$25 Class A Preferred    As a Class, together
    Stock                with $100 Preferred          1,400,000             1,211,081                   16,852
                         Stock
$100 Preferred Stock     As a Class, together           151,026               134,526                    1,181
                         with $25 Class A
                         Preferred Stock            ___________             __________             ___________

                         Totals of All Classes        2,543,743             2,338,324                   18,033


FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

                           Not Applicable.

FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares which the corporation has authority to issue thereafter, is as follows:

Class   Series (If Any)        Number of Shares            Par Value (If Any)

         Not Applicable.

The aggregate par value of all such shares (of all classes and series) having par value is $--------------.

The total number of all shares (of all classes and series) without par value is ___________________shares.

SIXTH: The address of the registered office of the corporation in the State of Maine is

              1 Weston Court,
              P.O. Box F, Augusta, Maine  04332-0232.
               (street, city, state and zip code)

DATED:  January 28, 1998                        *By /s/ Maurice Hebert

                                                      (signature)

                                                      Maurice Hebert, Clerk
                                              (type or print name and capacity)


                                              *By
                                                        (signature)



                                              (type or print name and capacity)
MUST BE COMPLETED FOR VOTE
OF SHAREHOLDERS
I certify that I have custody of the minutes showing the above action by the shareholders.


/s/ Maurice Hebert
       (signature of clerk, secretary or assist. secretary)





















*This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR
   (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:     CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
                               101 STATE HOUSE STATION, AUGUSTA, ME  04333-0101

                                    Exhibit A

                          Articles of Amendment to the
                          Articles of Incorporation of
                               Gulf Power Company


         The Company's Restated Articles of Incorporation, as amended ("Charter"), are hereby amended to eliminate in their entirety, (i) Paragraph
(F)(b) under "General Provisions" of the "Preferred Stock" section of the Charter, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Paragraph (F)(a) under "General Provisions" of the "Preferred Stock" section of the Charter, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Paragraph (B) (except the first paragraph therein) under "General Provisions" of the "Preferred Stock" section of the Charter, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.